UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):                                                                                                           April 16, 2009

Merge Healthcare Incorporated
(Exact name of registrant as specified in its charter)

Delaware	39-1600938
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

6737 West Washington Street, Suite 2250
Milwaukee, Wisconsin	53214
(Address of Principal Executive Offices)	(ZIP Code)

(414) 977-4000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On April 16, 2009, Merge Healthcare Incorporated (the "Registrant") issued a News Release announcing that Merge Cedara ExchangeCo Limited, a subsidiary of Merge Technologies Holdings Co., a wholly owned subsidiary of the Registrant (“Holdings”), purchased all of the outstanding exchangeable shares of Merge Cedara ExchangeCo Limited on April 15, 2009.  Holdings exercised its overriding Redemption Call Right acquiring all of the outstanding exchangeable shares in order to reduce the administrative effort and cost associated with multiple exchange listings.  Accordingly, trading of the exchangeable shares was halted at start of trading on April 16, 2009 and the exchangeable shares were delisted from the Toronto Stock Exchange following the close of trading on April 16, 2009.   This legal transaction will not impact the weighted average number of Common Shares outstanding used by the Registrant in its computation of basic and diluted earnings per share.

A copy of the Registrant’s News Release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit 99.1 News Release of the Registrant dated April 16, 2009.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

April 16, 2009	MERGE HEALTHCARE INCORPORATED

/s/ Steven M. Oreskovich
By: Steven M. Oreskovich
Title: Chief Financial Officer

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EXHBIT INDEX

Exhibit Number	Description

99.1	Exhibit 99.1 News Release dated April 16, 2009